   As filed with the Securities and Exchange Commission on December 5, 1995

                                                     Registration No. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------

                         FIRST CHICAGO NBD CORPORATION
            (Exact name of registrant as specified in its charter)


          DELAWARE                                        38-1984850
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)

                           ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60670
                                 312-732-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           ------------------------

                               ROBERT A. ROSHOLT
           EXECUTIVE VICE PRESIDENT AND PRINCIPAL FINANCIAL OFFICER
                         FIRST CHICAGO NBD CORPORATION
                           ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60670
                                 312-732-3209
           (Name, Address, including zip code, and telephone number,
                  including area code, of agent for service)
                                   COPY TO:
                           SHERMAN I. GOLDBERG, ESQ.
                         FIRST CHICAGO NBD CORPORATION
                           ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60670

                           ------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                  CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                         Proposed        Proposed
           Title of each                                  maximum        maximum
             class of                      Amount        offering       aggregate      Amount of
            securities                     to be           price         offering     registration
         to be registered                registered     per unit(1)      price(1)        fee
----------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per         3,000,000
 share.............................        shares         $38.75       $116,250,000     $40,087
====================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices of the Common Stock as reported by New York Stock Exchange--Composite Transactions Tape for November 29, 1995.

                                                                      PROSPECTUS

LOGO
                                  COMMON STOCK

                                $1.00 PAR VALUE

                               ----------------

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                               ----------------

  The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of First Chicago NBD Corporation (the "Company") provides each holder of record of the Company's Common Stock:

    . a simple and convenient method of investing in shares of the Company's Common Stock, and

    . no brokerage commission or service charge for purchases.

  A participant in the Plan may purchase shares of the Company's Common Stock by:

    . reinvesting cash dividends paid on shares of the Company's Common
      Stock, or

    . making voluntary cash payments of not less than $25, but not more than $5,000, per month.

  The price paid for shares of the Company's Common Stock will be calculated as described herein (see Question 15 on page 8 of this Prospectus).

  Stockholders enrolled in the Plan will continue to be enrolled in the Plan unless they notify First Chicago Trust Company of New York ("FCT"), administrator of the Plan, that they wish to terminate their participation. If you wish to enroll in the Plan, you may obtain an Enrollment Authorization Form by contacting FCT (see Question 4 on page 5). In addition, brokers and nominees may reinvest dividends on behalf of beneficial owners by means of the Broker and Nominee Authorization Form (see Question 10 on page 7).

  This Prospectus should be retained for future reference.

  Stockholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

  A total of 3,000,000 shares (subject to adjustment to reflect changes in capitalization) have been registered for sale under the Plan.

                               ----------------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION NOR HAS  THE SECURI-
  TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
   THE ACCURACY  OR ADEQUACY OF  THIS PROSPECTUS. ANY  REPRESENTATION TO THE
    CONTRARY IS A CRIMINAL OFFENSE.

 THE SECURITIES  OFFERED HEREBY  ARE NOT SAVINGS  ACCOUNTS, DEPOSITS  OR OTHER
  OBLIGATIONS OF  ANY BANK OR NON-BANK SUBSIDIARY AND ARE NOT INSURED  BY THE
    FEDERAL DEPOSIT  INSURANCE CORPORATION,  THE  BANK INSURANCE  FUND, THE
     SAVINGS  ASSOCIATION INSURANCE  FUND OR  ANY OTHER  FEDERAL OR  STATE
       GOVERNMENT AGENCY.

                The date of this Prospectus is December 5, 1995.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
      Available Information................................................   2
      First Chicago NBD Corporation........................................   3
      The Plan.............................................................   4
      Use of Proceeds......................................................  15
      Legal Opinion........................................................  15
      Experts..............................................................  16
      Incorporation of Certain Documents by Reference......................  16
      Indemnification......................................................  17

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and executive officers, their compensation, options granted to them, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company, is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements, and other information can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such reports, proxy material and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California.

  The Company has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect to the shares of Common Stock being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C., and copies of all or any part of it may be obtained from the Commission upon payment of the prescribed fees.

  Any person receiving a copy of this Prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). The Company will also promptly furnish, without charge, upon written or oral request, to any person, including any beneficial owner receiving a copy of this Prospectus, a copy of the Company's annual report to stockholders for its last fiscal year. Requests should be addressed to Investor Relations, Suite 0460, First Chicago NBD Corporation, One First National Plaza, Chicago, Illinois 60670 (312-732-4812).

                               ----------------

NO PERSON IS AUTHORIZED BY FIRST CHICAGO NBD CORPORATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE THROUGH ITS USE SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FIRST CHICAGO NBD CORPORATION SINCE THE DATE HEREOF.

                         FIRST CHICAGO NBD CORPORATION

  The Company is a multi-bank holding company which was incorporated in Delaware in 1972 under the name of NBD Bancorp, Inc. The Company is the surviving corporation resulting from the merger, effective December 1, 1995, of First Chicago Corporation ("FCC"), a Delaware corporation and registered bank holding company, with and into NBD Bancorp, Inc. ("NBD"). The Company's lead bank is The First National Bank of Chicago. The Company also is the parent corporation of NBD Bank, Detroit, Michigan, American National Bank and Trust Company of Chicago, FCC National Bank and NBD Indiana, Inc. ("NBD Indiana"). FCC National Bank is a Delaware-based bank primarily engaged in the issuance of VISA and MasterCard credit cards. NBD Indiana is a holding company for banks in Indiana.

  Through its banking subsidiaries, the Company provides domestic retail banking, worldwide corporate and institutional banking, and trust and investment management services. In addition, the Company, directly or indirectly, owns the stock of various nonbank companies engaged in businesses related to banking and finance, including venture capital, leasing, investment management, mortgage lending and servicing, insurance, community development, discount brokerage and data processing activities.

  In addition to its equity investments in subsidiaries, the Company, directly or indirectly, raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of the Company's annual income typically has been derived from dividends from its subsidiaries and from interest on loans, some of which are subordinated, to its subsidiaries.

  The Company's executive offices are located at One First National Plaza, Chicago, Illinois 60670, and its telephone number is 312-732-4000.

                                    THE PLAN

  The following is a question and answer statement of the provisions of the Plan as in effect for cash dividends paid to holders on and after January 1, 1996 and voluntary cash payments received by FCT on and after December 1, 1995. Those holders of the Company's Common Stock who do not wish to participate in the Plan will receive cash dividends, as declared, in the usual manner.

PURPOSE

  1. What is the purpose of the Plan?

  The purpose of the Plan is to provide recordholders of the Company's Common Stock with a simple and convenient method of investing Common Stock cash dividends and voluntary cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge. To the extent shares are purchased directly from the Company, and not in market transactions, the Company will receive additional funds for general corporate purposes.

PARTICIPATION OPTIONS

  2. What options are available to participants in the Plan?

  As a participant in the Plan, you may choose Full Dividend Reinvestment, Partial Dividend Reinvestment or Voluntary Cash Payments Only. See Question 9 for more detailed information.

ADVANTAGES

  3. What are the advantages of the Plan?

    (a) You will not pay any brokerage commission or service charge in connection with your purchases under the Plan.

    (b) The funds of stockholders of record will be fully invested because the Plan permits fractions of shares to be credited to the accounts of stockholders of record. Dividends on such fractions, as well as on whole shares, will be reinvested in additional shares and such shares credited to your account.

    (c) You will avoid the need for safekeeping of stock certificates for shares credited to your account under the Plan. In addition, you may deposit certificates you currently hold in your name with FCT for safekeeping. See Question 26.

    (d) Regular periodic statements reflecting all year-to-date activity in your account, including purchases and withdrawals of shares and latest account balance, will simplify your recordkeeping.

ADMINISTRATION

  4. Who administers the Plan for participants?

  FCT will administer the Plan, keep records, send statements of account to each participant, and perform other duties related to the Plan. Shares purchased for you under the Plan will be held for you in safekeeping by or through FCT, and will be reflected on your account statement, until you terminate your participation in the Plan or request in writing that FCT issue certificates for whole shares credited to your Plan account. FCT also acts as dividend disbursement agent, transfer agent and registrar for the Company's Common Stock.

  All communications regarding the Plan should be addressed to FCT at the following address (be sure to include a reference to First Chicago NBD Corporation in your correspondence):

      First Chicago Trust Company of New York
      Dividend Reinvestment Plans
      P. O. Box 2598
      Jersey City, NJ 07303-2598
      Telephone: 1-800-446-2617
      Internet: http://www.fctc.com
      TDD: 1-201-222-4955 (Telecommunications Device for the Deaf service)

  The Company may adopt rules and regulations to facilitate the administration of the Plan.

PARTICIPATION

  5. Who is eligible to participate?

  If you are a stockholder of record of shares of Common Stock (other than restricted shares issued to employees of the Company or its subsidiaries pursuant to certain employee benefit plans), you are eligible to participate.

  A beneficial owner whose shares are registered in a name other than his or her own (for example, in the name of a broker or bank nominee) must either become a stockholder of record by having such shares transferred into his or her own name or make arrangements with his or her broker or bank to participate on his or her behalf. The Company has made arrangements with FCT to facilitate reinvestment of dividends under the Plan by record holders such as brokers and bank nominees, on a per-dividend basis, on behalf of beneficial owners. A broker or nominee may participate in the Plan on behalf of beneficial owners by signing and returning either the Enrollment Authorization Form or the Broker and Nominee Authorization Form (the "B&N Form"). See Question 10 below.

  The opportunity of a holder of Common Stock to participate in the Plan is not transferable apart from a transfer of his or her Common Stock to another person.

  You will not be eligible to participate in the Plan if you reside in a jurisdiction in which the Company has been advised by counsel that it may be unlawful for the Company to offer or sell to you Common Stock issued pursuant to the Plan.

  6. How does an eligible stockholder participate?

  As a stockholder of record of the Company's Common Stock, you may join the Plan if you are not currently a participant by obtaining and completing an Enrollment Authorization Form and returning it to FCT. If the shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign.

  A current participant need not send in a new Enrollment Authorization Form unless he or she wishes to change his or her current investment option.

  You may obtain an Enrollment Authorization Form by contacting FCT. FCT's address and phone number are shown in response to Question 4.

  7. Is partial participation available under the Plan?

  Yes. If you are a stockholder of record and you want to reinvest the dividends on less than all of your shares, you must sign an Enrollment Authorization Form and indicate the number of such shares under "Partial Dividend Reinvestment."

  8. When may an eligible stockholder join the Plan?

  As an eligible stockholder, you may join the Plan at any time. A participant remains in the Plan until he withdraws all shares of Common Stock credited to his Plan account and either (i) elects to discontinue the reinvestment of dividends or (ii) sells or otherwise disposes of all the shares of Common Stock held in his own name.

  If a signed Enrollment Authorization Form is received by FCT on or prior to the record date for the next dividend payment, reinvestment of your dividends will begin with the next dividend payment. If the Enrollment Authorization Form is received after the record date, reinvestment of your dividends will begin with the second succeeding dividend payment. Dividend payment dates for the Common Stock ordinarily will be the first day of January, April, July and October and corresponding record dates usually will precede dividend payment dates by about three to four weeks. For a discussion regarding when voluntary cash payments may be made, see Questions 17 and 18.

  Stockholders are cautioned that the Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to depend upon the Company's earnings, financial requirements and other factors.

  9. What does the Enrollment Authorization Form provide?

  The Enrollment Authorization Form provides for the purchase of additional shares of the Company's Common Stock through the following investment options:

    (A) FULL DIVIDEND REINVESTMENT directs the Company to invest in accordance with the Plan all of your cash dividends on all of the shares of Common Stock currently or subsequently registered in your name, as well as on the shares credited to your Plan account. You may also make voluntary cash payments for the purchase of additional shares in accordance with the Plan.

    (B) PARTIAL DIVIDEND REINVESTMENT directs the Company to invest in accordance with the Plan the cash dividends on the number of shares (not more than the total registered in your name) of Common Stock indicated in the appropriate space on the Enrollment Authorization Form, as well as on the shares credited to your Plan account. You may also make voluntary cash payments for the purchase of additional shares in accordance with the Plan.

    (C) VOLUNTARY CASH PAYMENTS ONLY permits you to make voluntary cash payments for the purchase of additional shares in accordance with the Plan, without reinvesting dividends on shares of Common Stock registered in your name. If you desire this option, a check or money order covering your initial voluntary cash payment must accompany your Enrollment Authorization Form, or you may use automatic monthly deductions as explained in Question
  17. Cash dividends on shares purchased with voluntary cash payments and held in your Plan account will automatically be reinvested in additional shares. If you wish to receive cash dividends on such shares, you must withdraw the shares from your Plan account by written notification to FCT at the address set forth in Question 4.

  10. How do brokers and nominees participate on behalf of beneficial owners?

  The B&N Form (for brokers and nominees only) provides a means whereby a broker or nominee may inform FCT each time the Company declares a cash dividend on Common Stock of the names of participating beneficial owners and specify as to each beneficial owner the number of shares of Company Common Stock with respect to which the dividend is to be reinvested. The B&N Form, therefore, unlike the Enrollment Authorization Form, contemplates new instructions to FCT each time a dividend is declared. FCT, on the Dividend Investment Date (as defined under Question 13), will reinvest the dividend payable with respect to the number of shares specified in the record holder's instructions for each identified beneficial owner in as many whole shares of the Company Common Stock as can be purchased in accordance with the Plan. As soon as practical following the Dividend Investment Date, FCT will transmit to the record holder information with respect to each beneficial owner for whom the record holder has requested dividend reinvestment showing as to each such beneficial owner:
(a) the number of shares specified for reinvestment of the dividend, (b) the total dividend paid with respect to such shares, (c) the number of whole shares purchased, (d) the total cost of the shares purchased, (e) the amount of the total dividend not reinvested, (f) the aggregate fair market value of the shares purchased and (g) the total dividend reportable for Federal income tax purposes. Accompanying such information will be a share certificate, registered in the name of the record holder, for the total number of shares purchased for each of such beneficial owners, and a check for the aggregate amount of the dividend not reinvested for such beneficial owners.

  The B&N Form and appropriate instructions must be received by FCT not later than the fifth business day following the record date for such dividend or no dividends will be reinvested based on such B&N Form.

  11. How may a participant change options under the Plan?

  As a participant, you may change your investment option at any time by requesting a new Enrollment Authorization Form and returning it to FCT at the address set forth in Question 4.

  12. Are stockholders enrolled in the Plan required to send in a new Enrollment Authorization Form annually?

  No. Once enrolled in the Plan you will continue to be enrolled without further action on your part, unless you give notice to FCT in writing that you wish to terminate participation in the Plan.

PURCHASES

  13. How will shares of Common Stock be purchased under the Plan?

  The Company may, at its sole discretion, direct either the purchase of newly issued shares from the Company or the purchase of shares in transactions on any securities exchange where such shares are traded, in the over-the-counter market or by negotiated transactions ("market transactions"). The purchase of newly issued shares and the purchase of shares in market transactions will not both occur under the Plan for the same Investment Date (as defined in the next paragraph). Market transactions may be on such terms as to price, delivery, and otherwise, as an independent agent, which the Company will appoint to act for participants, may determine. Neither the Company nor any participant shall have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made. Market transactions will provide no new funds for the Company.

  An "Investment Date" is either a Dividend Investment Date or a Voluntary Cash Investment Date. A "Dividend Investment Date" is the dividend payment date unless the dividend payment date is not a trading date on the New York Stock Exchange (the "Exchange"), in which case the Dividend Investment Date shall be the first such trading date following the dividend payment date. A "Voluntary Cash Investment Date" is the first trading date of each month on the Exchange. The Company's decision whether to issue new shares of Common Stock or to direct the independent agent to purchase shares in market transactions will be made no later than the relevant Investment Date.

  14. When will shares of Common Stock be purchased under the Plan?

  Purchases from the Company of newly issued shares of Common Stock will be made on the relevant Investment Date. Purchases through market transactions may occur on any date or dates commencing with the relevant Investment Date and ending no later than 30 days from the relevant Investment Date except where completion at a later date is necessary or advisable, in the opinion of the Company, under any applicable federal securities laws (the "purchase period"). Shares purchased in market transactions will be allocated and credited to participants' accounts as of the date purchases have been completed for the purchase period by the independent agent.

  15. What will be the price of shares of Common Stock purchased under the Plan?

  In the case of newly issued shares, the price will be determined by rounding to three decimal places the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange--Composite Transactions Tape for the relevant Investment Date on which the Company's Common Stock is traded on the Exchange. In the case of market transactions, the price will be the weighted average purchase price of all shares purchased for the relevant Investment Date.

  16. How many shares will be purchased for participants?

  The number of shares purchased for you depends on the amount of your dividends or voluntary cash payments and the purchase price per share. Your account will be credited with that number of shares, including, in the case of stockholders of record, fractions of shares, equal to the total amount to be invested divided by the applicable purchase price per share.

VOLUNTARY CASH PAYMENTS

  17. How are voluntary cash payments made?

  Any stockholder of record may choose the option to make cash payments at the time of joining the Plan by signing an Enrollment Authorization Form. If you wish to enroll in the Voluntary Cash Payments Only feature of the Plan, a check or money order covering your first voluntary cash payment must accompany your Enrollment Authorization Form. Do not send cash. Thereafter, voluntary cash payments may be made through the use of the appropriate form, which is sent with each periodic statement.

  Participants enrolled in the Plan may make voluntary cash payments by sending a check with the appropriate form from the periodic statement. In addition, participants may make automatic monthly voluntary cash payments of a specified amount, up to the limit described below, through an Automated Clearing House
(ACH) withdrawal from a predesignated account. To initiate automatic monthly deductions, you must complete and sign an Automatic Monthly Deduction Form (a "Form"), available from FCT, and return it to FCT together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn (a "Deposit Account"). Forms will be processed and will become effective as promptly as practicable. Once automatic monthly deductions are initiated, funds will be withdrawn from the specified Deposit Account on the third business day preceding the relevant Voluntary Cash Investment Date.

  Participants may change or terminate automatic monthly deductions by completing and submitting to FCT a new Form. To be effective with respect to a particular Voluntary Cash Investment Date, the new Form must be received by FCT at least six business days prior to such Voluntary Cash Investment Date.

  Each voluntary cash payment made by you must be at least $25, and such payments cannot, in any one month, exceed a total of $5,000 per participant. The same amount of money need not be sent each month and there is no obligation to make any voluntary cash payments after enrollment in the Plan. Voluntary cash payments received from participants must be in U.S. Dollars and, if in the form of a check or money order, must be payable to First Chicago NBD Corporation.

  18. When will voluntary cash payments received be invested?

  Voluntary cash payments received from you prior to a Voluntary Cash Investment Date will be applied to the purchase of shares of Common Stock for such Voluntary Cash Investment Date. Any voluntary cash payment received on or after a Voluntary Cash Investment Date will be applied to the purchase of shares of Common Stock for the next succeeding Voluntary Cash Investment Date unless you request that your voluntary cash payment be returned. Under no circumstances will interest be paid on voluntary cash payments. Therefore, although voluntary cash payments may be made at any time, you are strongly urged to transmit your voluntary cash payments so that they are received by FCT shortly prior to a Voluntary Cash Investment Date.

  19. Under what circumstances will voluntary cash payments be returned?

  Your uninvested voluntary cash payments will be returned to you upon written request received by FCT at least 2 business days prior to a Voluntary Cash Investment Date.

COSTS

  20. What are the costs to a participant in the Plan?

  A participant will incur no brokerage commissions or service charges for purchases made under the Plan. Any brokerage commissions in connection with a sale by FCT of all or a part of the shares held for a participant under the Plan will be charged to such participant. See Questions 21 and 22 below for additional, tax-related information. All costs of administration of the Plan and brokerage commissions or service charges incurred in connection with the purchase of shares will be paid by the Company. The Company reserves the right to establish service charges in connection with the Plan in the future; you will be notified prior to any such charges becoming effective.

FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS

  21. What are the Federal income tax consequences of participation in the Plan?

  Dividend Reinvestment: Based on the current position of the Internal Revenue Service, when stock is acquired directly from the Company, the holder who reinvests dividends under the Plan will be treated as receiving a taxable dividend on the Dividend Investment Date in an amount equal to the fair market value of the shares of Common Stock purchased for the participant's account (rather than the amount of cash dividend otherwise payable to the participant). "Fair market value" is defined for this purpose as the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange--Composite Transactions Tape for the relevant Dividend Investment Date. A participant's tax basis for shares purchased from the Company will be equal to the amount of dividend income recognized for Federal income tax purposes. The participant's holding period for the shares will commence on the day after the Dividend Investment Date.

  Although the Internal Revenue Service has not ruled on the tax aspects of a plan pursuant to which a company elects to purchase shares in market transactions, it is the Company's view that a participant's tax basis for shares purchased in market transactions will be equal to the weighted average purchase price of all shares purchased for the relevant Investment Date (See Question 15). In addition, a participant will also realize a taxable dividend to the extent of an allocated portion of brokerage commissions paid by the Company with respect to shares credited to the participant's account.

  Voluntary Cash Payments: Based upon the current position of the Internal Revenue Service, a holder of the Company's Common Stock who makes voluntary cash payments for purchases of Common Stock under the Plan will have a tax basis for shares purchased from the Company equal to the amount of the voluntary cash payment plus any dividend income recognized for Federal income tax purposes. The participant's holding period will commence on the day after the Voluntary Cash Investment Date.

  Although the Internal Revenue Service has not ruled on the tax aspects of a plan pursuant to which a company elects to purchase shares in market transactions with voluntary cash payments, it is the Company's view that the above rules apply and that a participant will also realize a taxable dividend to the extent of an allocated portion of brokerage commissions paid by the Company with respect to shares credited to the participant's account.

  Other Rules and Reports: Under current tax law, the amount of any dividend realized by a taxable corporate participant will be eligible for the 70% dividend received deduction available to corporations subject to certain holding period requirements (normally 46 days).

  A participant will not realize taxable income on the receipt of a certificate for whole shares of Common Stock credited to his or her Plan account, either upon withdrawal of those shares from such account or upon termination of the Plan. Taxable gain or loss may be realized, however, when shares are sold or otherwise disposed of or when a cash payment is received from the Company for a fractional share withdrawn from a participant's account. Generally, any such gain or loss will be measured by the difference between the amount realized on the disposition and the tax basis of the disposed shares.

  FCT will report to participants and to the Internal Revenue Service information sufficient to apprise them of the amount that would constitute dividend income.

  The aforementioned positions of the Internal Revenue Service have not been tested in the courts and thus the rules stated above have not been established by judicial decision. The rules stated above are also subject to change. All Plan participants should consult their own tax advisors to determine the particular tax consequences of their participation in the Plan.

  22. How are income tax withholding provisions applied to stockholders who participate in the Plan?

  If you fail to provide your taxpayer identification number (or certification of exemption for withholding for nonresident aliens) to FCT in the manner required by law, dividends on the Company's Common Stock or proceeds from the sale of shares held for your account are subject to Federal income tax withholding at the rate of 31%. In addition, you may be required to certify that you are not subject to withholding on interest and dividend payments as a result of failure to report all interest and dividend income on prior tax returns, and, absent such certification, you may be subject to withholding of 31% of your dividends. Also, the Internal Revenue Service may notify us to begin withholding if you have furnished an incorrect taxpayer identification number or you have failed to report all interest or dividend income on prior tax returns. In such cases, the appropriate amount of tax will be withheld and the balance in shares will be credited to your account. Certain stockholders (including corporations and, in many cases, foreign stockholders) are, however, exempt from the above withholding requirements.

  If you are a nonresident alien stockholder whose dividends are subject to United States income tax withholding at the 30% rate (or lower treaty rate), the appropriate amount will be withheld and the balance will be credited to your account in shares.

  These rules are subject to change. All Plan participants should consult their own tax advisors to determine the current effect of these rules on their participation in the Plan.

REPORTS TO PARTICIPANTS

  23. What kind of reports will be sent to participants in the Plan?

  As soon as practical after each purchase of Common Stock under the Plan for your account, a statement of account will be mailed to you by FCT. These statements are your record of current activity plus the cost of your purchases and should be retained for tax purposes. In addition, you will receive copies of other communications sent to holders of the Company's Common Stock, including the Company's Annual Report, the Notice of Annual Meeting, Proxy Statement and the information you will need for reporting your dividend income for Federal income tax purposes.

DIVIDENDS

  24. Will participants be credited with dividends on shares held in their accounts under the Plan?

  Yes. Dividends on all shares of Common Stock, including fractional shares, credited to your account under the Plan, whether such shares were purchased with reinvested dividends or with voluntary cash payments, will be reinvested automatically in additional shares of Common Stock.

CERTIFICATES FOR SHARES

  25. Will certificates be issued for shares purchased?

  No. Shares purchased through the Plan will be credited to your account under your name, but they will not be registered in your name. Certificates will not be issued to you for shares credited to your account unless you request FCT in writing to do so or unless your account is terminated. Shares of Common Stock purchased under the Plan and held by FCT will be registered in the name of FCT's nominee and credited to your account. The number of shares credited to your account under the Plan will be shown on the periodic statement of your account. This service eliminates the need for safekeeping by you to protect against loss, theft or destruction of stock certificates.

  Certificates for shares purchased with dividends reinvested pursuant to instructions received on B&N Forms will be delivered to the stockholder of record. See Question 10 above.

  At any time, you may request in writing that FCT send you a certificate for all or part of the whole shares credited to your account. This request should be mailed to FCT at the address set forth in Question 4. Any remaining whole shares and fractional shares will continue to be credited to your account. Certificates for fractional shares will not be issued under any circumstances.

  26. May I deposit certificates with shares purchased under the Plan?

  You may deposit with FCT for safekeeping any certificates for shares of the Company's Common Stock for which dividends are reinvested. There is no charge for this custodial service and, by making the deposit, you will be relieved of the responsibility for loss, theft or destruction of the certificate. Because you bear the risk of loss in sending certificates to FCT, it is recommended that certificates be sent to FCT by registered mail, return receipt requested and properly insured. Certificates should not be endorsed. Whenever certificates are issued to you either upon request or upon termination of participation, new, differently numbered certificates will be issued. Dividends will be reinvested on all shares represented by the certificates deposited with FCT.

  27. In whose name will certificates be registered when issued to participants?

  Accounts under the Plan are maintained in the name in which your shares are registered at the time you enter the Plan. Consequently, certificates for whole shares purchased under the Plan will be similarly registered when issued to you upon your request. Should you want these shares registered and issued in a different name, you must so indicate in a written request. This would constitute re-registration, and you would be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements.

  28. May shares in a Plan account be pledged?

  Generally, shares credited to your account under the Plan may not be pledged or assigned. If you want to pledge or assign such shares, you should contact FCT.

  29. What happens when a participant sells or transfers shares registered in the participant's name?

  If you dispose of shares of Common Stock registered in your name (those for which you hold certificates), the dividends on the shares credited to your account under the Plan will continue to be reinvested until you notify FCT that you wish to terminate your participation in the Plan.

  If you are reinvesting the cash dividends on all of the shares registered in your name (i.e., if you have elected the Full Dividend Reinvestment option described in Question 9) and you dispose of a portion of such shares, the Company will continue to reinvest the dividends on the remainder of the shares registered in your name.

  If you are reinvesting the cash dividends on less than all shares registered in your name (i.e., if you have elected the Partial Dividend Reinvestment option described in Question 9) and you dispose of a portion of such shares, the Company will continue to reinvest the dividends on the remainder of the shares up to the number of shares last indicated on the Enrollment Authorization Form.

  For example, if you authorize the Company to reinvest the cash dividends on 50 shares of a total of 100 shares registered in your name, and then you dispose of 25 shares, the Company would continue to reinvest the cash dividends on 50 of the remaining 75 shares. If instead, you dispose of 75 shares, the Company would continue to reinvest the cash dividends on all of the remaining 25 shares; if you later acquire an additional 100 shares registered in your name, dividends would again be reinvested on a total of 50 shares registered in your name.

TERMINATION OF PARTICIPATION IN THE PLAN.

  30. How does a participant terminate participation in the Plan?

  To do so, you must direct FCT in writing to discontinue the reinvestment of dividends on both Common Stock held of record by you and Common Stock held in your Plan account; you must also withdraw the shares of Common Stock credited to your Plan account (see Question 32). This notice should be mailed to FCT at the address set forth at Question 4 above.

  31. When may a participant terminate participation in the Plan?

  You may terminate your participation in the Plan at any time. If the notice to discontinue reinvestment is received by FCT at least 5 business days before a Dividend Investment Date, the next dividend will be paid to you in cash. If the notice to discontinue reinvestment is received by FCT less than 5 business days before a Dividend Investment Date, the next dividend will be reinvested for your account. Thereafter, all dividends on Common Stock held of record by you will be paid to you in cash unless you re-enroll in the dividend reinvestment feature of the Plan, which you may do at any time.

  Any voluntary cash payment which has been received by FCT prior to receipt of a notice to discontinue dividend reinvestment will be invested in accordance with the Plan unless return of the payment is expressly requested as set forth in Question 19.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

  32. How does a participant withdraw shares purchased under the Plan?

  You may withdraw all or a portion of the shares of Common Stock credited to your Plan account by notifying FCT in writing to that effect and specifying in the notice the number of shares to be withdrawn. This notice should be mailed to FCT at the address set forth at Question 4 above. Certificates for whole shares of Common Stock so withdrawn will be issued. In no case will certificates for fractional shares be issued.

  You may, if you desire, also request, in writing, shares, both whole and fractional, credited to your account be sold. If such sale is requested, FCT, as promptly as reasonably possible after receiving such request, will place a sale order for your account through a broker designated by FCT, which broker may be affiliated with FCT. You will receive a check for the proceeds of the sale less the applicable brokerage commission and transfer tax.

  33. Will dividends on shares withdrawn from the Plan continue to be reinvested?

  If you have authorized Full Dividend Reinvestment, cash dividends with respect to shares withdrawn from your account will continue to be reinvested. If, however, you have authorized cash dividends with respect to only part of the shares registered in your name to be reinvested, FCT will continue to reinvest dividends on only the number of shares specified by you on the Enrollment Authorization Form unless a new Enrollment Authorization Form specifying a different number of shares is delivered to FCT.

  34. What happens to any fraction of a share when a participant terminates participation and withdraws all shares from his Plan account?

  Any fractional share will be converted to its cash equivalent value and a check therefor, together with the certificates for whole shares, will be mailed directly to you. The cash payment will be based on the price at which the shares were sold, less the applicable brokerage commission.

OTHER INFORMATION

  35. What happens if the Company declares a stock dividend or a stock split?

  Any shares of Common Stock distributed by the Company pursuant to a stock dividend or a stock split with respect to shares credited to your account under the Plan will be added to your account.

  Shares of Common Stock distributed pursuant to a stock dividend or a stock split with respect to shares registered in your name will be mailed directly to you in the same manner as to stockholders who are not participating in the Plan.

  36. How will a participant's shares held by FCT be voted at stockholders' meetings?

  Shares held by FCT for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all shares registered in your own name and all whole shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card.

  As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of the whole shares credited to your account under the Plan will be voted in accordance with the recommendations of the Company's management. If the proxy card is not returned or is returned unsigned, your shares would be voted only if you or a duly appointed representative vote in person at the meeting.

  37. What is the responsibility of the Company and FCT under the Plan?

  The Company and FCT, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, the prices at which shares are purchased or sold for the participant's account, the time when purchases or sales are made or fluctuations in the market value of the Company's Common Stock.

PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR FCT CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON THE SHARES PURCHASED BY THEM UNDER THE PLAN.

  38. May the Plan be changed or discontinued?

  While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend, terminate or modify the Plan at any time, including the period between a record date and a dividend payment date. The Company and FCT also reserve the right to terminate any participant's participation at any time. You will be notified of any suspension, termination or modification. Upon a termination of the Plan, any uninvested voluntary cash payments will be returned, a certificate for whole shares credited to your account under the Plan will be issued, and a cash payment (based on the prevailing market price, less applicable brokerage commission) will be made for any fraction of a share credited to your account.

  In the event the Company, or any successor, hereafter terminates the Plan and establishes another dividend reinvestment plan, each participant in the Plan will be enrolled automatically in such other dividend reinvestment plan and shares credited to the participant's account under the Plan will be credited automatically to such other dividend reinvestment plan, unless notice is received to the contrary.

  39. If the Plan is suspended, does participation in the Plan continue?

  Unless notified otherwise, during a suspension of the Plan, a participant will continue to be regarded as a participant in the Plan, and shares of Common Stock in a participant's Plan account will continue to be held at or through FCT.

  40. Can participation be terminated if the Plan is suspended?

  Participation in the Plan may be terminated by you at any time in the manner described in Question 30.

  41. If the Plan is resumed after suspension, will a participant automatically participate in the Plan?

  Unless a participant terminates participation in the Plan or a changed Enrollment Authorization Form is received by FCT, the instructions previously given on the participant's Enrollment Authorization Form will be followed subject to the terms of the Plan in effect after the suspension ends.

                               ----------------

                                USE OF PROCEEDS

  The Company has no basis for estimating precisely either the number of shares of Common Stock that may be sold under the Plan or the prices at which such shares may be sold. The Company intends to use the proceeds of newly issued shares sold pursuant to the Plan for general corporate purposes, including investments in and extensions of credit to its subsidiaries and the reduction of the Company's long-term indebtedness. The precise amounts and timing of such uses will depend upon, among other factors, the funding requirements of the Company and its subsidiaries, the availability of proceeds of shares sold pursuant to the Plan, and the availability of other funds to the Company and its subsidiaries. Pending such applications, the proceeds will be temporarily invested or applied to the reduction of short-term indebtedness.

                                 LEGAL OPINION

  The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Sherman I. Goldberg, Esq., Executive Vice President, Secretary and General Counsel of the Company. As of December 1, 1995, Sherman
I. Goldberg was the record and beneficial owner of approximately 148,985 shares of Common Stock of the Company and held options to purchase approximately 255,605 shares of Common Stock of the Company.

                                    EXPERTS

  The consolidated financial statements of NBD incorporated in this Prospectus by reference from NBD's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of FCC incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1994 incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

  The supplemental consolidated financial statements of First Chicago NBD Corporation appearing in the Current Report on Form 8-K dated December 4, 1995 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

    (a) The Company's Current Report on Form 8-K dated December 4, 1995.

  The following documents heretofore filed by NBD (File No. 1-7127) with the Commission are incorporated herein by reference:

    (a) NBD's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

    (b) NBD's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

    (c) NBD's Current Reports on Form 8-K dated July 19, 1995, July 21, 1995, August 15, 1995, September 21, 1995, November 10, 1995, November 14, 1995 and December 1, 1995;

    (d) NBD's Registration Statement on Form S-4 (Registration No. 33-62713);
  and

    (e) The description of NBD common stock set forth in NBD's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and any amendment or report filed with the Commission for the purpose of updating such description.

  The following documents heretofore filed by FCC (File No. 1-6052) with the Commission are incorporated herein by reference:

    (a) FCC's Annual Report on Form 10-K for the year ended December 31,
  1994;

    (b) FCC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and

    (c) FCC's Current Reports on Form 8-K dated January 17, 1995, April 17, 1995, July 14, 1995, July 17, 1995, July 19, 1995, July 21, 1995, August
  15, 1995, October 16, 1995, October 20, 1995, November 7, 1995, November
  10, 1995, November 14, 1995 and December 1, 1995.

  All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Prospectus and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                INDEMNIFICATION

  The Company's Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by the Company for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of the Company, or of any corporation or organization which the person served in any capacity at the request of the Company, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, however, that no indemnification shall be made in respect of any matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the Company unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity.

  The directors and officers of the Company are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



          Securities and Exchange Commission Registration Fee. $ 40,087
          Printing Expenses ..................................   40,000*
          Postage and Mailing Expenses .......................   10,000*
          Listing Fees .......................................   20,000*
          Accounting Fees and Expenses .......................   20,000*
          Blue Sky Fees and Expenses..........................    2,000*
          Miscellaneous ......................................   10,000*
                                                               --------
               Total ......................................... $142,087*
                                                               ========

----------------------
          * Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by the Company for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of the Company, or of any corporation or organization which the person served in any capacity at the request of the Company, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, however, that no indemnification shall be made in respect of any matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the Company unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity.

     The directors and officers of the Company are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

         This Registration Statement includes the following Exhibits:



Exhibit
Number                          Description of Exhibits
-------                         -----------------------
4(a)      Restated Certificate of Incorporation of the Registrant, as amended
          (incorporated by reference to Exhibit 4(a) to the Registrant's Current
          Report on Form 8-K dated December 4, 1995)

4(b) By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 4(b) to the Registrant's Current Report on Form 8-K dated
          December 4, 1995)

5 Opinion of Counsel for the Registrant (including Consent of Counsel for the Registrant)

23(a)     Consent of Deloitte & Touche LLP

23(b)     Consent of Arthur Andersen LLP

23(c)     Consent of Arthur Andersen LLP

23(d)     Consent of Counsel for the Registrant (included in Exhibit 5)

24        Power of Attorney



ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of December, 1995.

                                         FIRST CHICAGO NBD CORPORATION


                                         By:     \s\ ROBERT A. ROSHOLT
                                              ---------------------------------
                                                 Robert A. Rosholt
                                                 Executive Vice President and
                                                 Chief Financial Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 5, 1995.

     Signature                         Title
     ---------                         -----


TERENCE E. ADDERLEY*
-------------------------
Terence E. Adderley            Director

JAMES K. BAKER*
-------------------------
James K. Baker                 Director

JOHN H. BRYAN*
-------------------------
John H. Bryan                  Director

SIEGFRIED BUSCHMANN*
-------------------------
Siegfried Buschmann            Director

JAMES S. CROWN*
-------------------------
James S. Crown                 Director

MAUREEN A. FAY, O.P.*
-------------------------
Maureen A. Fay, O.P.           Director

CHARLES T. FISHER III*
-------------------------
Charles T. Fisher III          Director

DONALD V. FITES*
-------------------------
Donald V. Fites                Director

VERNE G. ISTOCK*
-------------------------
Verne G. Istock                Director and Principal Executive Officer

THOMAS H. JEFFS II*
-------------------------
Thomas H. Jeffs II*              Director

RICHARD A. MANOOGIAN*
-------------------------
Richard A. Manoogian             Director

SCOTT P. MARKS, JR.*
-------------------------
Scott P. Marks, Jr.              Director

WILLIAM T. MCCORMICK, JR.*
-------------------------
William T. McCormick, Jr.        Director

EARL L. NEAL, ESQ.*
-------------------------
Earl L. Neal, Esq.               Director

JAMES J. O'CONNOR*
-------------------------
James J. O'Connor                Director

THOMAS E. REILLY, JR.*
-------------------------
Thomas E. Reilly, Jr.            Director

PATRICK G. RYAN*
-------------------------
Patrick G. Ryan                  Director

ADELE SIMMONS*
-------------------------
Adele Simmons                    Director

RICHARD L. THOMAS*
-------------------------
Richard L. Thomas                Director

DAVID J. VITALE*
-------------------------
David J. Vitale                  Director

WILLIAM J. ROBERTS*
-------------------------
William J. Roberts               Principal Accounting Officer

ROBERT A. ROSHOLT*
-------------------------
Robert A. Rosholt                Principal Financial Officer


------------
  *The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.


                                             \s\ ROBERT A. ROSHOLT
                                 ----------------------------------------------
                                                 Robert A. Rosholt
                                                  Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                  DESCRIPTION OF EXHIBITS
------                  -----------------------

4(a) Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated December 4, 1995)

4(b) By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 4(b) to the Registrant's Current Report on Form 8-K dated December 4, 1995)

5 Opinion of Counsel for the Registrant (including Consent of Counsel for the Registrant)

23(a)     Consent of Deloitte & Touche LLP

23(b)     Consent of Arthur Andersen LLP

23(c)     Consent of Arthur Andersen LLP

23(d)     Consent of Counsel for the Registrant (included in Exhibit 5)

24        Power of Attorney